Exhibit 99.2

KEYSTONE BANCSHARES, INC. P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Keystone Bancshares, Inc. Special Meeting of Shareholders For Shareholders of record as of December 10, 2025 Thursday, January 29, 2026 3:00 PM, Central Time 13715 East Ladera Boulevard, Bee Cave, Texas 78738 Internet: www.proxypush.com/KSBS Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-896-0996 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 11:59 PM, Central Time, January 28, 2026. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Jeffrey A. Wilkinson and Bryan St. George (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Keystone Bancshares, Inc. which the undersigned is entitled to vote at the above-described special meeting of shareholders and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

KEYSTONE BANCSHARES, INC. Keystone Bancshares, Inc. Special Meeting of Shareholders Please make your marks like this: THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS FOR AGAINST ABSTAIN 1. Keystone Merger Proposal - To approve the Agreement and Plan of Reorganization, dated FOR October 22, 2025, by and among Third Coast Bancshares, Inc. (“Third Coast”), Arch Merger Sub, Inc., a wholly owned subsidiary of Third Coast (“Merger Sub”), and Keystone Bancshares, Inc. (“Keystone”), pursuant to which Merger Sub will merge with and into Keystone, with Keystone surviving as a wholly owned subsidiary of Third Coast, on and subject to the terms and conditions contained therein. 2. Keystone Adjournment Proposal - To approve one or more adjournments of the Keystone special meeting to a later date or dates, if the board of directors of Keystone determines such an adjournment is necessary to permit further solicitation of additional proxies in favor of the Keystone Merger Proposal. FOR FOR Check here if you would like to attend the meeting in person. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your stock certificates. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations and other entities should provide full name of the corporation/entity and title of authorized officer signing this Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date